CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Growth Fund (the "Registration Statement") of our report dated November 19, 2008, relating to the financial statements and financial highlights of Franklin Growth Fund which appear in the September 30, 2008 Annual Report to Shareholders of Franklin Custodian Funds, which is also incorporated by reference in such Registration Statement. We also consent to the references to us under item 4. "Representations and Warranties by Acquiring Trust on behalf of Acquiring Fund" and under item 5. "Representations and Warranties by Target Fund" in Exhibit A to the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated August 19, 2008, relating to the financial statements and financial highlights of Franklin Capital Growth Fund which appears in the June 30, 2008 Annual Report to Shareholders of Franklin Capital Growth Fund, which is also incorporated by reference in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 15, 2008